Exhibit 21

A10 Inc. [DE]
Aero International, Inc. [Ohio]
                Aircraft Tire Corporation [DE]
Aviation One Company Ltd. [Cayman Islands]
Banner Aerospace Holding Company I, Inc.[DE]
Banner Aerospace Holding Company II, Inc.[DE]
Banner Aerospace Services, Inc. [Ohio]
Banner Aerospace-Singapore, Inc. [DE]
Banner Capital Ventures, Inc.[DE]
Banner Energy Corporation of Kentucky, Inc. [DE]
Banner Industrial Distribution, Inc.[DE]
Banner Industrial Products, Inc.[DE]
Banner Investments (U.K.) Limited [U.K.]
BAR DE, Inc. [DE]
DAC International, Inc. [TX]
Dallas Aerospace, Inc. [TX]
DEM Mairoll, LLC [DE]
Discontinued Aircraft, Inc. [TX]
Discontinued Services, Inc. [DE]
Euro MLS, Inc. [DE]
Fairchild Arms International Limited [Ontario]
Fairchild Corporation of Canada, Ltd. (The) [Ontario]
Fairchild Data Corporation [DE]
Fairchild Fastener Group Ltd. [U.K.]
Fairchild Fasteners Corp.[DE]
Fairchild France, Inc.[DE]
Fairchild Holding Corp. [DE]
Fairchild International, Inc. [DE]
Fairchild Realty, LLC [DE]
Fairchild Retiree Medical Services, Inc. [DE]
Fairchild Sports Asia Limited [Hong Kong]
Fairchild Sports France SARL [France]
Fairchild Sports GmbH [Germany]
Fairchild Sports, Inc. [DE]
Fairchild Sports Switzerland GmbH [Switzerland]
Fairchild Sports USA, Inc. [DE]
Fairchild Switzerland, Inc. [DE]
Fairchild Technologies IP, Inc. [DE]
Fairchild Technologies Semiconductor Equipment Group GmbH [Germany]
Fairchild Titanium Technologies, Inc [DE]
Fairchild Trading Corp. [DE]
Faircraft Sales Ltd. [DE]
GCCUS, Inc. [CA]
Gobble Gobble, Inc. [DE]
H2K Communications GmbH [Germany]
Hein Gericke Austria GmbH [Austria]{full legal name:  Hein Gericke Austria Handelsgesellschaft mbH}
Hein Gericke Belgium BVBA [Belgium]
Hein Gericke Deutschland GmbH [Germany]
Hein Gericke France SARL [France]
Hein Gericke Nederland B.V. [Netherlands]
Hein Gericke Textile Limited [Turkey] {legal name: Hein Gericke Tekstil Sanayi ve Ticaret Limited Sirketi}

Hein Gericke (UK) Limited
HGD Verwaltungs GmbH [Germany]
Intersport Fashions West, Inc. [CA]
Jenkins Coal Dock Company, Inc.[DE]
JJS Limited [United Kingdom]
Mairoll, Inc.  [DE]
Marcliff Corporation [DE]
Marson Creative Fastener, Inc. [DE]
Matrix Aviation, Inc. [KS]
Meow, Inc. [DE]
Nasam Incorporated [CA]
PB Herndon Aerospace, Inc. [Missouri]
Plymouth Leasing Company [DE]
PoloExpress GmbH [Germany]
Professional Aircraft Accessories, Inc. [FL]
Professional Aviation Associates, Inc. [GA]
Recoil Australia Holdings, Inc. [DE]
Recoil Holdings, Inc. [DE]
Recoil Inc. [DE]
Recycling Investments II, Inc. [DE]
Recycling Investments III, Inc. [DE]
Republic Thunderbolt, LLC [DE]
RHI Holdings, Inc.[DE]
Rooster, Inc. (The) [DE]
Sheepdog, Inc. [DE]
Sovereign Air Limited [DE]
Suchomimous Terensis, Inc. [DE]
Swimming Upstream LLC [DE]
WIS LP, Ltd. [Bermuda]